Exhibit 99.1

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports Fourth Quarter and Fiscal Year 2019 Results
Strong Distributed Generation Market Demand, Materially Delevered Balance Sheet

SAN JOSE, Calif., Feb. 12, 2020 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its fourth quarter ended Dec. 29, 2019.

Fourth Quarter Company Highlights

•	Strong demand in U.S. and international distributed generation (DG) markets

•	Exceeded fourth quarter cash target, successful capital raise, business unit cash generation

•	Announced decision to create two strategically-aligned, and independent companies
SunPower Energy Services (SPES)

•	Record fourth quarter residential revenue with 27 percent megawatt (MW) growth versus fourth quarter 2018

•	Positive field results from residential Equinox Storage product beta tests

•	Strong commercial direct origination performance - restructuring commercial execution organization
SunPower Technologies (SPT)

•	Record global shipments - more than 80 percent year over year volume growth

•	Announced proposed spin-off of Maxeon Solar Technologies (Maxeon Solar) to shareholders

•	$298 million TZS equity investment in Maxeon Solar to accelerate Maxeon-5 capacity ramp

($ Millions, except percentages and per-share data)	4th Quarter 2019	3rd Quarter 2019	4th Quarter 2018	Fiscal Year 2019	Fiscal Year 2018
GAAP revenue	$603.8	$476.0	$456.8	$1,864.2	$1,726.1
GAAP gross margin	15.8%	10.1%	(1.7%)	6.8%	(17.2%)
GAAP net income (loss)	$5.4	$(15.0)	$(158.2)	$22.2	$(811.1)
GAAP net income (loss) per diluted share	$0.03	$(0.11)	$(1.12)	$0.15	$(5.76)
Non-GAAP revenue[1]	$607.0	$491.7	$525.4	$1,992.1	$1,814.9
Non-GAAP gross margin[1]	20.8%	15.9%	6.9%	14.0%	7.5%
Non-GAAP net income (loss)[1]	$35.8	$10.6	$(30.3)	$(42.2)	$(101.4)
Non-GAAP net income (loss) per diluted share[1]	$0.23	$0.07	$(0.21)	$(0.29)	$(0.72)
Adjusted EBITDA[1]	$71.5	$42.0	$13.6	$97.8	$111.2
MW Recognized	707	586	461	2,455	1,355
Cash[2]	$423.0	$189.0	$309.4	$423.0	$309.4
1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.
2Includes cash, and cash equivalents, excluding restricted cash

Fourth Quarter 2019 Results
“Overall, we exited the year with solid fourth quarter financial performance despite execution challenges in our commercial direct business,” said Tom Werner, SunPower CEO and chairman of the board. “We also achieved a number of important strategic milestones during the quarter. These included the announcement of our proposed Maxeon Solar spin-off and planned equity investment from TZS, initial installations of our residential Equinox Storage system as well as a successful capital raise and partial convertible bond retirement to further strengthen our balance sheet.”

SunPower Energy Services (SPES)
“The strategic decision to combine our residential and commercial dealer operations into a combined channels business is paying dividends as we posted strong financial results for this unit in the fourth quarter. Our residential business achieved record revenue and installation volume, and in new homes, we remain the market leader as we grew this business by more than 50 percent last year and exited 2019 with a backlog of 45,000 homes. We expect new homes volume growth to exceed 50 percent in 2020 as we leverage the current California new home solar mandate. Finally, we remain very excited about the launch of our Equinox Storage product as we added to our beta installations in the fourth quarter and see strong demand for Equinox Storage in 2020.

“In Commercial Direct, we maintained our market share lead and increased installation volume year over year. Our origination teams once again performed well, but deployment execution remained challenged. As a result of this underperformance, we have taken a number of steps to improve results including changes to our reporting structure, instituting new processes to streamline permitting and regulatory requirements and actions to improve installation execution. We now expect our commercial direct business to return to profitability in the second half of this year. Demand for our Helix Storage solution remains strong as evidenced by our plan to add 20 megawatt hours (MWh) of storage to the Chevron Lost Hills solar project, our largest commercial storage award to date. Additionally, our storage pipeline continues to expand, now exceeding 175-MW with attach rates of 35 percent.

SunPower Technologies (SPT)
“SPT posted a very strong quarter, beating our financial targets across the board including volume, revenue, margin, EBITDA, and cash flow. Growth was driven primarily by demand in the global DG markets, with DG volume up over 95 percent year-over-year. For the full year 2019, DG shipments grew approximately 75 percent. During the fourth quarter, we completed commercialization of our Maxeon 5 technology, ramping our first line-pair to full production. Customer demand for this product is strong, and the technology is ready for accelerated ramp consistent with the planned $298 million equity investment from TZS. Demand for our Performance Series (P-Series) product also remains high, comprising approximately half of our fourth quarter and full year 2019 shipment volume.

“Finally, we were pleased to announce the strategic decision to separate into two independent, complementary, strategically-aligned and publicly-traded companies: SunPower and Maxeon Solar. This separation will enable each company to focus on distinct offerings built on extensive experience across the solar value chain while, we believe, unlocking long-term shareholder value. We remain on track to complete the separation in the second quarter of fiscal 2020, subject to closing conditions,” Werner concluded.

Consolidated Financials
“Our solid fourth quarter performance reflects the results of our focus on the DG market and increased operational discipline,” said Manavendra Sial, SunPower chief financial officer. “In relation to the balance sheet, we increased our liquidity as we generated positive cash at the business unit level, completed a successful capital raise and retired more than $30 million of convertible debt in the first quarter of 2020. We also continued to prudently manage our expenses while meeting our cost reduction targets. We remain committed to achieving positive cash flow this year while continuing to improve our profitability throughout 2020.”

Fourth quarter fiscal year 2019 non-GAAP results exclude net adjustments that, in the aggregate, increased non-GAAP earnings by $30.4 million, including $27.5 million related to the cost of above-market polysilicon, $18.7 million related to business reorganization costs and restructuring charges, $8.0 million related to stock-based compensation expense, $1.8 million related to amortization of intangible assets, and $2.6 million related to other non-recurring items, partially offset by $28.2 million related to mark-to-market gain on equity investments, and tax effect of these items.

Financial Outlook
The company’s first quarter 2020 GAAP and non-GAAP guidance is as follows: on a GAAP basis, revenue of $435 million to $470 million, gross margin of 3 percent to 6 percent and net loss of $85 million to $70 million. On a non-GAAP basis, the company expects revenue of $435 million to $470 million, gross margin of 9 percent to 12 percent, Adjusted EBITDA of ($15) million to $0 million and MW deployed in the range of 520 MW to 570 MW.

The company's fiscal year 2020 GAAP and non-GAAP guidance is as follows: on a GAAP basis, revenue of $2.1 billion to $2.3 billion and a net loss of $195 million to $145 million. On a non-GAAP basis, revenue of $2.1 billion to $2.3 billion and operational expenses of less than $260 million. Gigawatts recognized is expected to be in the range of 2.5 GW to 2.75 GW and capital expenditures of approximately $100 million.

As a result of the restructuring of its commercial direct business, the company expects fiscal year 2020 Adjusted EBITDA guidance in the range of $125 million to $175 million.

The company will host a conference call for investors this afternoon to discuss its fourth quarter and fiscal year 2019 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its fourth quarter and fiscal year 2019 performance on the Events and Presentations section of SunPower’s Investor Relations page at http://investors.sunpower.com/events.cfm.

About SunPower
As one of the world's most innovative and sustainable energy companies, SunPower Corporation (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) statements regarding the anticipated spin-off of Maxeon Solar, including timing and certainty, the associated benefits and costs to the newly separated companies, and the equity investment by TZS into Maxeon Solar and the use of proceeds from such investment; (b) our plans and expectations regarding expansion of Maxeon 5 production; (c) our expectations regarding business restructuring and anticipated impact on financial performance; (d) our expectations and plans regarding market traction, growth, demand, and volume; (e) our plans and expectations for our products and planned products, including anticipated markets and demand, cost impacts, and impacts on our financial performance and our ability to meet our targets and goals; (f) our plans and expectations for initiatives to improve execution and performance in our Commercial Direct business, including timing and anticipated impact on financial performance and the anticipated timing of returning to profitability; (g) our plans and expectations regarding manufacturing expansion, and production goals and ramps, including the timing of our Maxeon 5 and P-Series production expansion; (h) our expectations regarding 2020 financial performance, including plans to achieve positive cash flow and improve profitability; (i) our first quarter fiscal 2020 guidance, including GAAP revenue, gross margin, and net income/(loss), as well as non-GAAP revenue, gross margin, Adjusted EBITDA, and MW deployed, and related assumptions; and (j) fiscal year 2020 guidance, including, GAAP and non-GAAP revenue, net income/(loss), non-GAAP operational expenses, non-GAAP GW deployed, non- GAAP capital expenditures, and Adjusted EBITDA, and related assumptions.
These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) challenges in executing transactions key to our strategic plans, including regulatory and other challenges that may arise; (2) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (3) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (4) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (5) changes in public policy, including the imposition and applicability of tariffs; (6) regulatory changes and the availability of economic incentives promoting use of solar energy; (7) fluctuations in our operating results; (8) potential disruptions to our operation and supply chain that may result from epidemics or natural disasters; (9) appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise; and (10) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships. In addition, the proposed and the associated investment by TZS in Maxeon Solar may not be consummated within the anticipated period or at all and the ultimate results of any separation depend on a number of factors, including the development of final plans and the impact of local regulatory requirements. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2020 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, EQUINOX and HELIX are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 29, 2019	December 30, 2018
Assets
Current assets:
Cash and cash equivalents	$422,955	$309,407
Restricted cash and cash equivalents, current portion	26,348	41,762
Restricted short-term marketable securities	6,187	—
Accounts receivable, net	226,476	175,605
Contract assets	99,426	58,994
Inventories	358,257	308,146
Advances to suppliers, current portion	107,388	37,878
Project assets - plants and land, current portion	12,650	10,796
Prepaid expenses and other current assets	121,244	131,183
Total current assets	1,380,931	1,073,771

Restricted cash and cash equivalents, net of current portion	9,354	12,594
Restricted long-term marketable securities	—	5,955
Property, plant and equipment, net	323,726	839,871
Operating lease right-of-use assets	51,258	—
Solar power systems leased and to be leased, net	54,338	92,557
Advances to suppliers, net of current portion	13,993	133,694
Long-term financing receivables, net - held for sale	—	19,592
Other intangible assets, net	7,466	12,582
Other long-term assets	330,855	162,033
Total assets	$2,171,921	$2,352,649

Liabilities and Equity
Current liabilities:
Accounts payable	$441,759	$325,550
Accrued liabilities	203,890	235,252
Operating lease liabilities, current portion	9,463	—
Contract liabilities, current portion	138,441	104,130
Short-term debt	104,856	40,074
Total current liabilities	898,409	705,006

Long-term debt	113,827	40,528
Convertible debt	820,259	818,356
Operating lease liabilities, net of current portion	46,089	—
Contract liabilities, net of current portion	67,538	99,509
Other long-term liabilities	204,300	839,136
Total liabilities	2,150,422	2,502,535

Equity:
Preferred stock	—	—
Common stock	168	141

Additional paid-in capital	2,661,819	2,463,370
Accumulated deficit	(2,449,679)	(2,480,988)
Accumulated other comprehensive loss	(9,512)	(4,150)
Treasury stock, at cost	(192,633)	(187,069)
Total stockholders' deficit	10,163	(208,696)
Noncontrolling interests in subsidiaries	11,336	58,810
Total deficit	21,499	(149,886)
Total liabilities and equity	$2,171,921	$2,352,649

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
Revenue:
SunPower Energy Services	$352,226	$277,688	$265,427	$1,019,861	$1,045,614
SunPower Technologies	434,708	333,896	277,256	1,314,379	1,069,010
Intersegment eliminations	(183,173)	(135,626)	(85,846)	(470,015)	(388,539)
Total revenue	603,761	475,958	456,837	1,864,225	1,726,085
Cost of revenue:
SunPower Energy Services	306,698	248,417	245,301	915,455	889,410
SunPower Technologies	369,363	315,293	296,872	1,285,241	1,496,909
Intersegment eliminations	(167,439)	(136,003)	(77,765)	(462,376)	(363,153)
Total cost of revenue	508,622	427,707	464,408	1,738,320	2,023,166
Gross profit (loss)	95,139	48,251	(7,571)	125,905	(297,081)
Operating expenses:
Research and development	18,262	16,101	15,481	67,515	81,705
Sales, general and administrative	70,875	64,734	53,839	260,443	260,111
Restructuring charges	8,039	4,283	(1,107)	14,110	17,497
Loss on sale and impairment of residential lease assets	(2,931)	10,756	81,086	25,352	251,984
Gain on business divestiture	—	—	—	(143,400)	(59,347)
Total operating expenses	94,245	95,874	149,299	224,020	551,950
Operating income (loss)	894	(47,623)	(156,870)	(98,115)	(849,031)
Other income (expense), net:
Interest income	259	1,025	777	2,702	3,057
Interest expense	(9,489)	(10,649)	(30,214)	(53,353)	(108,011)
Other, net	28,709	45,184	6,539	174,734	55,314
Other income (expense), net	19,479	35,560	(22,898)	124,083	(49,640)
Income (loss) before income taxes and equity in losses of unconsolidated investees	20,373	(12,063)	(179,768)	25,968	(898,671)
(Provision) benefit for income taxes	(9,388)	(5,378)	8,379	(26,631)	(1,010)
Equity in losses of unconsolidated investees	(5,008)	(1,767)	(757)	(7,058)	(17,815)
Net income (loss)	5,977	(19,208)	(172,146)	(7,721)	(917,496)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	(537)	4,191	13,972	29,880	106,405
Net income (loss) attributable to stockholders	$5,440	$(15,017)	$(158,174)	$22,159	$(811,091)

Net income (loss) per share attributable to stockholders:
Basic	$0.04	$(0.11)	$(1.12)	$0.15	$(5.76)
Diluted	$0.03	$(0.11)	$(1.12)	$0.15	$(5.76)
Weighted-average shares:
Basic	152,439	142,553	141,136	144,796	140,825
Diluted	156,004	142,553	141,136	147,525	140,825

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
Cash flows from operating activities:
Net income (loss)	$5,977	$(19,208)	$(172,146)	$(7,721)	$(917,496)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	18,059	15,298	24,060	80,081	127,204
Non-cash restructuring charges	—	3,528	—	5,874	—
Stock-based compensation	8,008	6,991	6,266	26,935	26,353
Non-cash interest expense	2,005	2,542	3,213	9,472	15,346
Dividend from equity method investee	—	—	—	—	3,947
Equity in losses of unconsolidated investees	5,008	1,767	756	7,058	17,815
Mark-to-market (gain) loss on equity investment with readily determinable fair value	(29,250)	(28,538)	150	(158,288)	6,375
Gain on business divestiture	—	—	—	(143,400)	(59,347)
Gain on sale of investments without readily determinable fair value	—	(17,275)	(3,628)	(17,275)	(54,196)
Deferred income taxes	4,567	(1,545)	(9,868)	5,067	(6,862)
Impairment of property, plant and equipment	—	—	—	777	369,168
(Gain) loss on sale and impairment of residential lease assets	(2,931)	10,755	81,086	33,778	251,984
Gain on sale of assets	(3,829)	(21,383)	—	(25,212)	—
Other, net	—	—	(1,059)	—	(6,796)
Changes in operating assets and liabilities:
Accounts receivable	(20,484)	2,921	18,916	(66,194)	(175)
Contract assets	(20,139)	(25,516)	(5,495)	(38,246)	(43,509)
Inventories	(20,311)	(45,989)	64,617	(128,404)	(39,174)
Project assets	7,050	(3,040)	48,652	(2,188)	39,512
Prepaid expenses and other assets	(10,228)	16,967	(17,161)	(8,746)	22,763
Operating lease right-of-use assets	2,311	14,999	—	8,530	—
Long-term financing receivables, net	—	481	(31,006)	(473)	(182,937)
Advances to suppliers	16,899	8,518	15,236	50,191	44,417

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
Accounts payable and other accrued liabilities	15,384	52,810	(58,230)	79,394	(127,286)
Contract liabilities	19,404	4,709	9,328	27,531	(30,495)
Operating lease liabilities	(1,752)	(15,865)	—	(8,954)	—
Net cash used in operating activities	(4,252)	(36,073)	(26,313)	(270,413)	(543,389)
Cash flows from investing activities:
Purchases of property, plant and equipment	(12,295)	(16,896)	(7,198)	(47,395)	(44,906)
Cash paid for solar power systems, leased, net	—	—	(12,953)	—	(68,612)
Cash paid for solar power systems	(1,458)	(8,503)	(37,468)	(53,284)	(41,808)
Cash paid for acquisitions, net of cash acquired	—	—	(17,000)	—	(17,000)
Proceeds from business divestiture	—	—	10,000	40,491	23,257
Dividend from equity method investee	—	—	—	—	12,952
Proceeds from sale of assets	20,000	39,742	—	59,970	—
Cash outflow from sale of residential lease portfolio, net of cash received	5,474	(16,397)	(28,004)	(10,923)	(28,004)
Proceeds from sale of distribution rights of debt financing	1,950	—	—	1,950	—
Proceeds from sale of investments	—	42,957	35,942	42,957	453,708
Cash paid for investments in unconsolidated investees	—	(2,400)	(626)	(12,400)	(14,687)
Net cash provided by (used in) investing activities	13,671	38,503	(57,307)	21,366	274,900
Cash flows from financing activities:
Proceeds from bank loans and other debt	150,439	87,823	60,199	381,928	227,676
Repayment of 0.75% debentures due 2018, bank loans and other debt	(61,920)	(84,035)	(59,023)	(271,015)	(535,252)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	—	6,528	5,079	72,259	192,287
Repayment of non-recourse residential financing	—	(1,803)	(2,427)	(2,959)	(17,358)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	4,371	1,842	43,526	35,790	151,204
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	—	—	(2,742)	(316)	(21,918)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	3,004	—	75,754	3,004	126,020
Repayment of non-recourse power plant and commercial financing	—	—	(26,383)	—	(31,282)
Proceeds of common stock equity offering, net of offering costs	171,834	—	—	171,834	—
Payment for prior business combination	(30,000)	—	—	(39,000)	—
Settlement of contingent consideration arrangement, net of cash received	802	—	—	(1,646)	—
Purchases of stock for tax withholding obligations on vested restricted stock	(908)	(292)	(281)	(5,565)	(5,530)
Net cash provided by (used in) financing activities	237,622	10,063	93,702	344,314	85,847
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	881	(1,510)	1,296	(374)	2,068
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	247,922	10,983	11,378	94,893	(180,574)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period[1]	210,735	199,752	352,385	363,763	544,337
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period[1]	$458,657	$210,735	$363,763	$458,656	$363,763

Non-cash transactions:
Stock consideration received from business divestiture	$—	$—	$—	$—	$42,600

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
Acquisition of noncontrolling interests funded by Mezzanine Loan proceeds	$—	$—	$—	$—	$12,400
Costs of solar power systems, leased, sourced from existing inventory	$—	$—	$5,975	$—	$36,384
Costs of solar power systems, leased, funded by liabilities	$—	$—	$3,631	$—	$3,631
Costs of solar power systems sourced from existing inventory	$21,173	$8,033	$—	$29,206	$—
Costs of solar power systems funded by liabilities	$2,671	$3,604	$—	$2,671	$—
Costs of solar power systems under sale-leaseback financing arrangements, sourced from project assets	$—	$—	$56,332	$—	$86,540
Property, plant and equipment acquisitions funded by liabilities	$13,745	$11,911	$8,214	$13,745	$8,214
Acquisition funded by liabilities	$—	$—	$9,000	$—	$9,000
Contractual obligations satisfied with inventory	$—	$—	$7,924	$—	$56,840
Assumption of debt by buyer upon sale of equity interest	$—	$—	$—	$—	$27,321
Assumption of debt by buyer in connection with sale of residential lease assets	$—	$69,076	$561,588	$69,076	$561,588
Right-of-use assets obtained in exchange of lease obligations	$7,398	$8,939	$—	$111,142	$—
Derecognition of financing obligations upon business divestiture	$—	$—	$—	$590,884	$—
Holdback related to business divestiture	$1,927	$—	$—	$1,927	$—
Holdback related to sale of assets	$—	$18,300	$—	$—	$—
Receivables in connection with sale of residential lease portfolio	$2,570	$8,043	$12,510	$2,570	$12,510
Aged supplier financing balances reclassified from AP to short-term debt	$22,500	$22,852	$—	$45,352	$—
Retained interest in SunStrong lease portfolio	$—	$—	$9,750	$—	$9,750
Settlement of prior debt obligation with inventory	$1,701	$—	$—	$1,701	$—

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, legacy utility and power plant projects, legacy sale-leaseback transactions and construction services for residential customer contracts, each of which is described below. In addition to the above adjustments, non-GAAP gross margin includes adjustments relating to business process improvement costs, loss on sale and impairment of residential lease assets, impairment of property, plant, and equipment, cost of above-market polysilicon, litigation, stock-based compensation, amortization of intangible assets, and depreciation of idle equipment, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market (gain) loss on equity investments, gain on business divestiture, transaction-related costs, business reorganization costs, non-cash interest expense, restructuring charges, and tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments , Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of Total S.A., our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of Total S.A.

•
8point3: Historically, the company included adjustments related to the sales of projects contributed to 8point3 Group, an equity method investee ("8point3") based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. The deferred profit was subsequently recognized over time. Under GAAP, these sales were recognized under either real estate, lease, or consolidation accounting guidance depending upon the nature of the individual asset contributed, with outcomes ranging from no, partial, or full profit recognition. IFRS profit, less deferrals associated with retained equity, is recognized for sales related to the residential lease portfolio. Revenue for other projects sold was deferred until those projects reach commercial operation. On June 19, 2018, the company sold its equity interest in the 8point3 Group.

•
Legacy utility and power plant projects: The company included adjustments related to the revenue recognition of certain utility and power plant projects based on percentage-of-completion accounting and, when relevant, the allocation of revenue and margin to our project development efforts at the time of initial project sale. Under IFRS, such projects were accounted for when the customer obtains control of the promised goods or services which generally results in earlier recognition of revenue and profit than U.S. GAAP. Over the life of each project, cumulative revenue and gross margin are eventually equivalent under both GAAP and IFRS; however, revenue and gross margin is generally recognized earlier under IFRS.

•
Legacy sale-leaseback transactions: The company included adjustments related to the revenue recognition on certain legacy sale-leaseback transactions entered into before December 31, 2018, based on the net proceeds received from the buyer-lessor. Under U.S. GAAP, these transactions were accounted for under the financing method in accordance with the applicable accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to our incremental borrowing rate adjusted solely to prevent negative amortization. Under IFRS, such revenue and profit is recognized at the time of sale to the buyer-lessor if certain criteria are met. Upon adoption of IFRS 16, Leases, on December 31, 2018, IFRS is aligned with GAAP.

•
Mark-to-market (gain) loss in equity investments: The company recognizes adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by Total S.A. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for such investments. Management believes that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of Total S.A. and better reflects our ongoing results.

Other Non-GAAP Adjustments

•
Business process improvement costs: During fiscal 2019, the company initiated a project to improve its manufacturing and related processes to improve gross margin in coming years and engaged third party experts to consult on business process improvements. Management believes it is appropriate to exclude these consulting expenses from our non-GAAP results as they are non-recurring in nature, and are not reflective of the company’s ongoing operating results.

•
Loss (gain) on sale and impairment of residential lease assets: In the fourth quarter of fiscal 2017, the company made the decision to sell or refinance its interest in the residential lease portfolio and as a result of this triggering event, determined it was necessary to evaluate the potential for impairment in its ability to recover the carrying amount of the residential lease portfolio. In accordance with such evaluation, the company recognized a non-cash impairment charge on its solar power systems leased and to be leased and an allowance for losses related financing receivables. In connection with the impairment loss, the carrying values of the company's solar power systems leased and to be leased were reduced which resulted in lower depreciation charges. In the fourth quarter of fiscal 2018, the company sold membership units representing a 49% membership interest in its residential lease business and retained a 51% membership interest. The loss on divestment and the remaining unsold residential lease assets impairment with its corresponding depreciation savings are excluded from the company’s non-GAAP results as they are non-cash in nature and not reflective of ongoing operating results. Additionally, in the third quarter of fiscal 2019, in continuation with our intention to deconsolidate all the residential lease assets owned by us, we sold the remainder of residential lease assets still owned by us, that were not previously sold. Gain/loss from such activity is excluded from the company’s non-GAAP results as it is non-cash in nature and not reflective of ongoing operating results.

•
Impairment of property, plant, and equipment: The Company evaluates property, plant and equipment for impairment whenever certain triggering events or changes in circumstances arise. This evaluation includes consideration of technology obsolescence that may indicate that the carrying value of such assets may not be recoverable. In accordance with such evaluation, the company recognizes a non-cash impairment charge when the asset group’s fair value is lower than its carrying value. Such impairment charge is excluded from the company’s non-GAAP results as it is non-recurring in nature and not reflective of ongoing operating results. Any such non-recurring impairment charge recorded by our equity method or other unconsolidated investees is also excluded from our non-GAAP results as it is not reflective of their ongoing operating results.

•
Construction revenue on solar services contracts: Upon adoption of the new lease accounting guidance (“ASC 842”) in the first quarter of fiscal 2019, revenue and cost of revenue on solar services contracts with residential customers are recognized ratably over the term of those contracts, once the projects are placed in service. For non-GAAP results, the company recognizes revenue and cost of revenue upfront based on the expected cash proceeds to align with the legacy lease accounting guidance. Management believes it is appropriate to recognize revenue and cost of revenue upfront based on total expected cash proceeds, as it better reflects the company's ongoing results as such method aligns revenue and costs incurred most accurately in the same period.

•
Cost of above-market polysilicon: The company has entered into multiple long-term, fixed-price supply agreements to purchase polysilicon for periods of up to 10 years. The prices in select legacy supply agreements, which incorporate a cash portion and a non-cash portion attributable to the amortization of prepayments made under the agreements, significantly exceed current market prices. Additionally, in order to reduce inventory and improve working capital, the company has periodically elected to sell polysilicon inventory in the marketplace at prices below the company’s purchase price, thereby incurring a loss. Management believes that it is appropriate to exclude the impact of its above-market cost of polysilicon, including the effect of above-market polysilicon on product costs, losses incurred on sales of polysilicon to third parties, and inventory reserves and project asset impairments from the company's non-GAAP results as they are not reflective of ongoing operating results.

•
Stock-based compensation: Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Amortization of intangible assets: The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, which are not reflective of ongoing operating results.

•
Depreciation of idle equipment: In the fourth quarter of 2017, the company changed the deployment plan for its next generation of solar cell technology, and revised its depreciation estimates to reflect the use of certain assets over its shortened useful life. Such asset depreciation is excluded from the company's non-GAAP results as it is non-cash in nature and not reflective of ongoing operating results.

•
Gain on business divestiture: In the second quarter of fiscal 2019, the company entered into a transaction pursuant to which it sold membership interest in certain of its subsidiaries that own leasehold interests in projects subject to sale-leaseback financing arrangements. In connection with this sale, the company recognized a gain relating to this business divestiture. In the third quarter of fiscal 2018, the company entered into a transaction pursuant to which the company sold certain assets and intellectual property related to the production of microinverters for purchase consideration comprised of both cash and stock. In connection with this sale, the company recognized a gain relating to this business divestiture. Management believes that it is appropriate to exclude both of these gains from the company's non-GAAP results as it is not reflective of ongoing operating results.

•
Litigation: The company may be involved in various litigations, claims and proceedings that result in payments or recoveries from such proceedings. The company excludes any gains or losses on such litigation recoveries or payments from the non-GAAP results as it is not reflective of ongoing operating results.

•
Transaction-related costs: In connection with material non-recurring transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. Management believes that it is appropriate to exclude these costs from the company's non-GAAP results as it is not reflective of ongoing operating results.

•
Business reorganization costs: In connection with the reorganization of our business into an upstream and downstream, and subsequent announcement of the separation transaction to separate the Company into two independent, and publicly traded companies, we incurred and expect to continue to incur in upcoming quarters, non-recurring charges on third-party legal and consulting expenses to close the separation transaction. The company believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•
Non-cash interest expense: The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Restructuring charges: The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. The company believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•
Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact of the following items during the period:

•	Cash interest expense, net of interest income

•	Provision for income taxes

•	Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)
Adjustments to Revenue:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
GAAP revenue	$603,761	$475,958	$456,837	$1,864,225	$1,726,085
Adjustments based on IFRS:
8point3	—	—	—	—	(8,588)
Legacy utility and power plant projects	(44)	(65)	(691)	(303)	(4,145)
Legacy sale-leaseback transactions	—	—	69,254	—	101,581
Other adjustments:
Construction revenue on solar services contracts	3,235	15,790	—	128,144	—
Non-GAAP revenue	$606,952	$491,683	$525,400	$1,992,066	$1,814,933

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
GAAP gross profit (loss)	$95,139	$48,251	$(7,571)	$125,905	$(297,081)
Adjustments based on IFRS:
8point3	—	—	—	—	(8,337)
Legacy utility and power plant projects	—	(7)	(569)	993	(1,244)
Legacy sale-leaseback transactions	(75)	(181)	6,132	(4,763)	242
Other adjustments:
Business process improvement costs	1,091	2,279	—	3,370	—
Construction revenue on solar service contracts	1,966	1,160	—	20,018	—
(Gain) loss on sale and impairment of residential lease assets	(435)	(511)	(2,163)	(1,703)	(14,847)
Impairment of property, plant and equipment	—	—	—	—	355,107
Cost of above-market polysilicon	27,549	23,878	37,231	126,805	87,228
Litigation	(2,515)	—	—	(2,515)	—
Stock-based compensation expense	1,559	1,522	1,236	4,382	4,996
Amortization of intangible assets	1,783	1,783	1,889	7,135	8,966
Depreciation of idle equipment	—	—	—	—	721
Non-GAAP gross profit	$126,062	$78,174	$36,185	$279,627	$135,751

GAAP gross margin (%)	15.8%	10.1%	(1.7)%	6.8%	(17.2)%
Non-GAAP gross margin (%)	20.8%	15.9%	6.9%	14.0%	7.5%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
GAAP net income (loss) attributable to stockholders	$5,440	$(15,017)	$(158,174)	$22,159	$(811,091)
Adjustments based on IFRS:
8point3	—	—	—	—	(8,485)
Legacy utility and power plant projects	—	(7)	(569)	993	(1,244)
Legacy sale-leaseback transactions	(75)	(181)	10,984	5,680	18,802
Mark-to-market (gain) loss on equity investments	(28,250)	(27,595)	150	(156,345)	6,375
Other adjustments:
Business process improvement costs	1,091	2,279	—	3,370	—
Construction revenue on solar service contracts	1,966	1,160	—	(7,012)	—
(Gain) loss on sale and impairment of residential lease assets	(3,366)	5,135	81,273	25,636	227,507
Impairment of property, plant and equipment	4,053	—	—	4,053	369,168
Cost of above-market polysilicon	27,549	23,878	37,231	126,805	87,228
Litigation	(2,509)	—	—	(2,509)	—
Stock-based compensation expense	8,006	6,992	6,424	26,934	28,215
Amortization of intangible assets	1,783	1,783	1,889	7,135	8,966
Depreciation of idle equipment	—	—	—	—	721
Gain on business divestiture	—	—	—	(143,400)	(59,347)
Transaction-related costs	1,723	976	(3,142)	5,294	17,727
Business reorganization costs	10,696	6,066	1,330	23,567	1,330
Non-cash interest expense	3	10	10	33	68
Restructuring charges	8,039	4,283	(1,107)	14,110	17,497
Tax effect	(384)	880	(6,605)	1,345	(4,797)
Non-GAAP net income (loss) attributable to stockholders	$35,765	$10,642	$(30,306)	$(42,152)	$(101,360)

Adjustments to Net Income (loss) per diluted share

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$5,440	$(15,017)	$(158,174)	$22,159	$(811,091)
GAAP net income (loss) available to common stockholders[1]	$5,440	$(15,017)	$(158,174)	$22,159	$(811,091)

Non-GAAP net income (loss) available to common stockholders[1]	$35,765	$10,642	$(30,306)	$(42,152)	$(101,360)

Denominator:
GAAP weighted-average shares	152,439	142,553	141,136	144,796	140,825
Effect of dilutive securities:
Restricted stock units	3,565	—	—	2,729	—
GAAP dilutive weighted-average common shares:	156,004	142,553	141,136	147,525	140,825

Non-GAAP weighted-average shares	152,439	142,553	141,136	144,796	140,825
Effect of dilutive securities:
Restricted stock units	3,565	4,826	—	—	—
Non-GAAP dilutive weighted-average common shares[1]	156,004	147,379	141,136	144,796	140,825

GAAP net income (loss) per diluted share	$0.03	$(0.11)	$(1.12)	$0.15	$(5.76)
Non-GAAP net income (loss) per diluted share	$0.23	$0.07	$(0.21)	$(0.29)	$(0.72)

1In accordance with the if-converted method, net loss available to common stockholders excludes interest expense related to the 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net loss per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net loss per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
GAAP net income (loss) attributable to stockholders	$5,440	$(15,017)	$(158,174)	$22,159	$(811,091)
Adjustments based on IFRS:
8point3	—	—	—	—	(8,485)
Legacy utility and power plant projects	—	(7)	(569)	993	(1,244)
Legacy sale-leaseback transactions	(75)	(181)	10,984	5,680	18,802
Mark-to-market (gain) loss on equity investments	(28,250)	(27,595)	150	(156,345)	6,375
Other adjustments:
Business process improvement costs	1,091	2,279	—	3,370	—
Construction revenue on solar service contracts	1,966	1,160	—	(7,012)	—
(Gain) loss on sale and impairment of residential lease assets	(3,366)	5,135	81,273	25,636	227,507
Impairment of property, plant and equipment	4,053	—	—	4,053	369,168
Cost of above-market polysilicon	27,549	23,878	37,231	126,805	87,228
Litigation	(2,509)	—	—	(2,509)	—
Stock-based compensation expense	8,006	6,992	6,424	26,934	28,215
Amortization of intangible assets	1,783	1,783	1,889	7,135	8,966
Depreciation of idle equipment	—	—	—	—	721
Gain on business divestiture	—	—	—	(143,400)	(59,347)
Transaction-related costs	1,723	976	(3,142)	5,294	17,727
Business reorganization costs	10,696	6,066	1,330	23,567	1,330
Non-cash interest expense	3	10	10	33	68
Restructuring charges	8,039	4,283	(1,107)	14,110	17,497
Cash interest expense, net of interest income	9,229	9,624	24,584	40,207	86,394
Provision for income taxes	9,388	5,378	(8,379)	26,631	1,010
Depreciation	16,773	17,205	21,054	74,445	120,367
Adjusted EBITDA	$71,539	$41,969	$13,558	$97,786	$111,208

FY 2020 GUIDANCE

(in thousands except percentages)	Q1 2020	FY 2020
Revenue (GAAP)	$435,000-$470,000	$2,100,000-$2,300,000
Revenue (non-GAAP)	$435,000-$470,000	$2,100,000-$2,300,000
Gross margin (GAAP)	3% - 6%	N/A
Gross margin (non-GAAP)[1]	9% - 12%	N/A
Net loss (GAAP)	$(85,000)-$(70,000)	$(195,000)-$(145,000)
Adjusted EBITDA[2]	$(15,000)-$0	$125,000-$175,000

1.
Estimated non-GAAP amounts above for Q1 2020 include net adjustments that increase gross margin by approximately $22 million related to cost of above-market polysilicon, $1 million related to stock-based compensation expense, and $2 million related to amortization of intangible assets.

2.
Estimated Adjusted EBITDA amounts above for Q1 2020 include net adjustments that decrease net loss by approximately $22 million related to cost of above-market polysilicon, $16 million related to depreciation, $10 million in business reorganization costs, $10 million related to stock-based compensation expense, $8 million related to interest expense, $2 million related to amortization of intangible assets, $1 million related to restructuring charges, and $1 million related to income taxes. Estimated non-GAAP amounts above for fiscal 2020 include net adjustments that decrease net loss by approximately $115 million related to cost of above-market polysilicon, $64 million related to depreciation, $40 million related to stock-based compensation expense, $37 million related to interest expense, $37 million related to business reorganization charges, $15 million related to income taxes, $8 million related to amortization of intangible assets, and $4 million related to restructuring charges.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	December 29, 2019
	Revenue			Gross Profit / Margin					Operating expenses				Other income (expense), net	Provision for income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	Loss on sale and impairment of residential lease assets
GAAP	$352,226	$434,708	$(183,173)	$45,528	12.9%	$65,345	15.0%	$(15,734)								$5,440
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(44)	—	—		—		—	—	—	—	—	—	—	—	—
Legacy sale-leaseback transactions	—	—	—	(75)		—		—	—	—	—	—	—	—	—	(75)
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	(29,250)	—	1,000	(28,250)
Other adjustments:
Business process improvement costs	—	—	—	—		1,091		—	—	—	—	—	—	—	—	1,091
Loss on sale and impairment of residential lease assets	—	—	—	(435)		—		—	—	—	—	(2,931)	—	—	—	(3,366)
Construction revenue on solar services contracts	3,235	—	—	1,966		—		—	—	—	—	—	—	—	—	1,966
Impairment of property, plant & equipment	—	—	—	—		—		—	—	—	—	—	—	—	4,053	4,053
Cost of above-market polysilicon	—	—	—	—		29,181		(1,632)	—	—	—	—	—	—	—	27,549
Litigation				709		(3,224)		—	—	6	—	—	—	—	—	(2,509)
Stock-based compensation expense	—	—	—	1,020		539		—	824	5,623	—	—	—	—	—	8,006
Amortization of intangible assets	—	—	—	—		1,783		—	—	—	—	—	—	—	—	1,783
Business reorganization costs	—	—	—	—		—		—	569	10,127	—	—	—	—	—	10,696
Transaction-related costs	—	—	—	—		—		—	—	1,723	—	—	—	—	—	1,723
Non-cash interest expense	—	—	—	—		—		—	—	3	—	—	—	—	—	3
Restructuring charges	—	—	—	—		—		—	—	—	8,039	—	—	—	—	8,039
Tax effect	—	—	—	—		—		—	—	—	—	—	—	(384)	—	(384)
Non-GAAP	$355,461	$434,664	$(183,173)	$48,713	13.7%	$94,715	21.8%	$(17,366)								$35,765

	September 29, 2019
	Revenue			Gross Profit / Margin					Operating expenses					Benefit from income taxes	Equity in earnings of unconsolidated investees	Loss attributable to non-controlling interests	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	Loss on sale and impairment of residential lease assets	Other income (expense), net
GAAP	$277,688	$333,896	$(135,626)	$29,271	10.5%	$18,603	5.6%	$377									$(15,017)
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(65)	—	(7)		—		—	—	—	—	—	—	—	—	—	(7)
Legacy sale-leaseback transactions	—	—	—	(181)		—		—	—	—	—	—	—	—	—	—	(181)
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	(28,548)	—	953	—	(27,595)
Other adjustments:
Business process improvement costs	—	—	—	—		2,279		—	—	—	—	—	—	—	—	—	2,279
Loss on sale and impairment of residential lease assets	—	—	—	(511)		—		—	—	—	—	10,756	—	—	—	(5,110)	5,135
Construction revenue on solar services contracts	15,790	—	—	1,160		—		—	—	—	—	—	—	—	—	—	1,160
Cost of above-market polysilicon	—	—	—	—		29,633		(5,755)	—	—	—	—	—	—	—	—	23,878
Stock-based compensation expense	—	—	—	741		781		—	903	4,567	—	—	—	—	—	—	6,992
Amortization of intangible assets	—	—	—	—		1,783		—	—	—	—	—	—	—	—	—	1,783
Business reorganization costs	—	—	—	—		—		—	—	6,066	—	—	—	—	—	—	6,066
Transaction-related costs	—	—	—	—		—		—	—	976	—	—	—	—	—	—	976
Non-cash interest expense	—	—	—	—		—		—	—	10	—	—	—	—	—	—	10
Restructuring charges	—	—	—	—		—		—	—	—	4,283	—	—	—	—	—	4,283
Tax effect	—	—	—	—		—		—	—	—	—	—	—	880	—	—	880
Non-GAAP	$293,478	$333,831	$(135,626)	$30,473	10.4%	$53,079	15.9%	$(5,378)									$10,642

	December 30, 2018
	Revenue			Gross Profit / Margin					Operating expenses					Benefit from income taxes	Loss attributable to non-controlling interests	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	Loss on sale and impairment of residential lease assets	Other income (expense), net
GAAP	$265,427	$277,256	$(85,846)	$20,126	7.6%	$(19,616)	(7.1)%	$(8,081)								$(158,174)
Adjustments based on IFRS:
Legacy utility and power plant projects	(240)	(451)	—	(472)		(97)		—	—	—	—	—	—	—	—	(569)
Legacy sale-leaseback transactions	69,254	—	—	6,113		19		—	—	—	—	—	4,852	—	—	10,984
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	150	—	—	150
Other adjustments:
Loss on sale and impairment of residential lease assets	—	—	—	(2,163)		—		—	—	—	—	81,086	—	—	2,350	81,273
Cost of above-market polysilicon	—	—	—	2,055		35,176		—	—	—	—	—	—	—	—	37,231
Stock-based compensation expense	—	—	—	610		626		—	907	4,281	—	—	—	—	—	6,424
Amortization of intangible assets	—	—	—	616		1,273		—	—	—	—	—	—	—	—	1,889
Business reorganization costs	—	—	—	—		—		—	—	1,330	—	—	—	—	—	1,330
Transaction-related costs	—	—	—	—		—		—	—	(3,142)	—	—	—	—	—	(3,142)
Non-cash interest expense	—	—	—	—		—		—	—	10	—	—	—	—	—	10
Restructuring charges	—	—	—	—		—		—	—	—	(1,107)	—	—	—	—	(1,107)
Tax effect	—	—	—	—		—		—	—	—	—	—	—	(6,605)	—	(6,605)
Non-GAAP	$334,441	$276,805	$(85,846)	$26,885	8.0%	$17,381	6.3%	$(8,081)								$(30,306)

TWELVE MONTHS ENDED

	December 29, 2019
	Revenue			Gross Profit / Margin					Operating expenses					Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Loss attributable to non-controlling interests	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	Loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$1,019,861	$1,314,379	$(470,015)	$104,406	10.2%	$29,138	2.2%	$(7,639)										$22,159
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(303)	—	118		875		—	—	—	—	—	—	—	—	—	—	993
Legacy sale-leaseback transactions	—	—	—	(4,764)		1		—	—	—	—	—	—	10,443	—	—	—	5,680
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	—	(158,298)	—	1,953	—	(156,345)
Other adjustments:
Business process improvement costs	—	—	—	—		3,370		—	—	—	—	—	—	—	—	—	—	3,370
Loss on sale and impairment of residential lease assets	—	—	—	(1,703)		—		—	—	—	—	33,779	—	—	—	—	(6,440)	25,636
Construction revenue on solar services contracts	128,144	—	—	20,018		—		—	—	—	—	—	—	—	—	—	(27,030)	(7,012)
Cost of above-market polysilicon	—	—	—	—		132,117		(5,312)	—	—	—	—	—	—	—	—	—	126,805
Litigation	—	—	—	709		(3,224)		—	—	6	—	—	—	—	—	—	—	(2,509)
Impairment of property, plant and equipment	—	—	—	—		—		—	—	—	—	—	—	—	—	4,053	—	4,053
Stock-based compensation expense	—	—	—	2,389		1,993		—	3,199	19,353	—	—	—	—	—	—	—	26,934
Amortization of intangible assets	—	—	—	—		7,135		—	—	—	—	—	—	—	—	—	—	7,135
Gain on business divestitures	—	—	—	—		—		—	—	—	—	—	(143,400)	—	—	—	—	(143,400)
Business reorganization costs	—	—	—	—		—		—	1,346	22,221	—	—	—	—	—	—	—	23,567
Transaction-related costs	—	—	—	—		—		—	—	5,294	—	—	—	—	—	—	—	5,294
Non-cash interest expense	—	—	—	—		—		—	—	33	—	—	—	—	—	—	—	33
Restructuring charges	—	—	—	—		—		—	—	—	14,110	—	—	—	—	—	—	14,110
Tax effect	—	—	—	—		—		—	—	—	—	—	—	—	1,345	—	—	1,345
Non-GAAP	$1,148,005	$1,314,076	$(470,015)	$121,173	10.6%	$171,405	13.0%	$(12,951)										$(42,152)

	December 30, 2018
	Revenue			Gross Profit / Margin					Operating expenses					Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Loss attributable to non-controlling interests	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	Loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$1,045,614	$1,069,010	$(388,539)	$156,204	14.9%	$(427,899)	(40.0)%	$(25,386)										$(811,091)
Adjustments based on IFRS:
8point3	(2,400)	(6,188)	—	(2,149)		(6,188)		—	—	—	—	—	—	—	—	(148)	—	(8,485)
Legacy utility and power plant projects	(828)	(3,317)	—	(787)		(457)		—	—	—	—	—	—	—	—	—	—	(1,244)
Legacy sale-leaseback transactions	101,581	—	—	661		(419)		—	—	—	—	—	—	18,560	—	—	—	18,802
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	—	6,375	—	—	—	6,375
Other adjustments:
Loss on sale and impairment of residential lease assets	—	—	—	(14,847)		—		—	—	—	—	251,984	—	—	—	—	(9,630)	227,507
Impairment of property, plant and equipment	—	—	—	33		355,074		—	12,832	1,229	—	—	—	—	—	—	—	369,168
Cost of above-market polysilicon	—	—	—	(3,795)		91,023		—	—	—	—	—	—	—	—	—	—	87,228
Stock-based compensation expense	—	—	—	2,370		2,626		—	5,496	17,723	—	—	—	—	—	—	—	28,215
Amortization of intangible assets	—	—	—	4,109		4,857		—	—	—	—	—	—	—	—	—	—	8,966
Business reorganization costs	—	—	—	—		—		—	—	1,330	—	—	—	—	—	—	—	1,330
Depreciation of idle equipment	—	—	—	289		432		—	—	—	—	—	—	—	—	—	—	721
Gain on business divestitures	—	—	—	—		—		—	—	—	—	—	(59,347)	—	—	—	—	(59,347)
Transaction-related costs	—	—	—	—		—		—	—	17,727	—	—	—	—	—	—	—	17,727

Non-cash interest expense	—	—	—	—		—		—	7	61	—	—	—	—	—	—	—	68
Restructuring charges	—	—	—	—		—		—	—	—	17,497	—	—	—	—	—	—	17,497
Tax effect	—	—	—	—		—		—	—	—	—	—	—	—	(4,797)	—	—	(4,797)
Non-GAAP	$1,143,967	$1,059,505	$(388,539)	$142,088	12.4%	$19,049	1.8%	$(25,386)										$(101,360)